Exhibit 10.2

BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Bill of Sale”) is made, executed and delivered effective as of June 10, 2022, by ESPORTS ENTERTAINMENT GROUP, INC., a Nevada corporation (the “Assignor”) and SCV CAPITAL, LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, pursuant to the term of that certain Asset Purchase Agreement, by and between the Assignor and Assignee, dated as of June 1, 2022 (the “Purchase Agreement”), as of the date hereof, Assignor and Assignee have agreed that Assignor shall sell, transfer, convey, and assign any and all of the Purchased Assets (as defined in the Purchase Agreement) to Assignee and Assignee agrees to assume the Assumed Liabilities (as defined in the Purchase Agreement) of Assignor (the “Transaction”).

WHEREAS, in order to facilitate the consummation of the Transaction, Assignor has agreed to transfer, convey and assign to the Assignee the Purchased Assets, and Assignee has agreed to accept the Purchased Assets in full satisfaction of the Obligations as well as assume, pay, discharge and perform certain Assumed Liabilities as defined in this Bill of Sale.

NOW, THEREFORE, in consideration of the foregoing promises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption. Assignor hereby sells, transfers, conveys and assigns to Assignee, its successors and assigns, to have and to hold forever, all of the Assignor’s right, title and interest in, to and under the Purchased Assets, and Assignee hereby expressly assumes, undertakes and agrees to pay, perform, fulfill and discharge, all of the prospective obligations and liabilities of the Assignor, but only to the extent such obligations thereunder are required to be associated with the Assumed Liabilities and do not related to any breach, default, or violation by Assignor on or prior to the date hereof. Except for the Assumed Liabilities, Assignee is not assuming and is not liable for any other liabilities or obligations of Assignor whatsoever.

2. Appointment as Attorney-in-Fact. Assignor hereby irrevocably nominates, constitutes and appoints Assignee as the true and lawful attorney-in-fact of Assignor (with full power of substitution) effective as of the date hereof, and hereby authorizes Assignee, in the name of and on behalf of Assignor, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any proceeding and to take any other action (on or at any time after the date hereof) that Assignee may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Purchased Assets, (ii) defending or compromising any third party claim relating to any of the Purchased Assets, or (iii) otherwise carrying out or facilitating any of the transactions contemplated by this Bill of Sale. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of Assignor.

4. Further Assurances. From and after the date hereof, Assignor shall cooperate with Assignee and any affiliate or representative of Assignee, and shall execute and deliver such documents and take such other actions as Assignee may reasonably request, for the purpose of evidencing the transactions contemplated by this Bill of Sale and putting Assignee in possession and control of all of the Purchased Assets. Without limiting the generality of the foregoing, from and after the date hereof, Assignor shall promptly remit to Assignee any funds that are received by Assignor and that are included in, or that represent payment of receivables included in, the Purchased Assets.

5. Covenants and Warranties. Assignor hereby warrants, covenants, and agrees that,

It has good and marketable title to the Purchased Assets hereby granted, conveyed, sold, transferred, assigned and delivered by it, free and clear of all liens, claims and encumbrances;

It will warrant and defend the sale of said Purchased Assets against all and every person or persons whomsoever claiming against the same; and

At any time and from time to time, it will execute and deliver such further documents and do such further acts and things as Assignee may reasonably request to more effectively grant, convey, sell, transfer, assign and vest in Assignee said Purchased Assets.

6. Governing Law. This Bill of Sale shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

7. Successors in Interest. This Bill of Sale and all of the provisions hereof shall be binding upon Assignor and its permitted successors and assigns (if any), and Assignee and its permitted successors and assigns (if any). This Bill of Sale shall inure to the benefit of Assignor, Assignee, and the respective successors and assigns (if any) of the foregoing.

8. Execution in Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Each party agrees to be bound by any telecopied or electronically transmitted signature as if a manually executed signature page had been executed and delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor has caused this Bill of Sale to be executed by its duly authorized officer, all as of the date and year first above written.

ASSIGNOR:

ESPORTS ENTERTAINMENT GROUP, INC., a Nevada corporation

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	CEO

Assignee:

SCV CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Murphy Vandervelde
Name:	Murphy Vandervelde
Title:	Managing Member

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]